                                  EXHIBIT 99.3


                                THE SAVINGS BANK
              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                                 ________, 2000

         The undersigned having received, together with the proxy statement/prospectus dated as of _______, 2000, notice of the special meeting of shareholders of THE SAVINGS BANK, an Ohio corporation, to be held on _______, 2000 at ___, hereby designates and appoints __________ and ____________ as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of common stock that the undersigned is entitled to vote at the special meeting of shareholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Proposal 1:       To approve and adopt the Merger Agreement by and between
                  THE SAVINGS BANK and SAVINGS INTERIM BANK, joined in by
                  Savings Bancorp, Inc., providing for the merger of Savings
                  Interim Bank with and into The Savings Bank.

                  [ ] FOR              [ ] AGAINST               [ ] ABSTAIN

Proposal 2:       To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof, in order to allow the further solicitation of proxies.


THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

         The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at THE SAVINGS BANK special meeting and advising the Cashier of the shareholder's intent to vote the common shares or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of THE SAVINGS BANK at 118 North Court Street, Circleville, Ohio 43113. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

                                    Dated:______________________________________


                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature


                                    Please sign exactly as your name appears on your share certificate(s) and return this proxy promptly in the accompanying envelope. If the shares of stock are issued in the names of two or more persons, all persons should sign the proxy. If the shares of stock are issued in the name of a corporation or partnership, please sign in the corporate name, by the president or other authorized officer, or in the partnership name, by an authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

                                    PLEASE DATE, SIGN AND MAIL THIS PROXY TO THE
                                    SAVINGS BANK, ATTENTION CASHIER, 118 N.
                                    COURT STREET, CIRCLEVILLE, OHIO 43113. AN
                                    ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.